SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                           Date of report May 31, 1996

                          Center Financial Corporation
             (Exact Name of Registrant as Specified in Its Charter)

                                   Connecticut
                 (State or Other Jurisdiction of Incorporation)

                                     0-26384
                            (Commission File Number)

                                   06-1260924
                     (I.R.S. Employer Identification Number)

                  60 North Main Street, Waterbury, Connecticut
                    (Address of Principal Executive Offices)

                                      06702
                                   (Zip Code)

                                (203) 578 - 7000
              (Registrant's Telephone Number, Including Area Code)




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Item 5.       Other Events.

Center Financial Corporation (the "Company") is filing this report in recognition of the completion of the merger of Heritage Bank, a Connecticut capital stock savings bank, into the Company, a Connecticut bank holding company. The Company has undertaken this filing in accordance with the terms of the Agreement and Plan of Merger between the Company and Heritage Bank ("Heritage"), whereby Heritage merged with and into the Company's wholly-owned subsidiary, Centerbank. It is not the Company's policy to file results of operations except on a quarterly basis. The Company does not anticipate routinely filing non-quarterly results of operations; however, it may do so in accordance with the terms of other merger agreements.

The Company completed the merger of Heritage of Watertown, Connecticut, with and into Centerbank on April 12, 1996, in a transaction accounted for as a pooling of interests. The Company exchanged one share of common stock for each 1.4413 shares of Heritage common stock outstanding, in accordance with the terms of the merger agreement, for a total of 437,539 shares issued in the exchange. There were no special provisions or tax benefits recorded as a result of the merger.

The accompanying consolidated balance sheet and statement of operations reflects the Company's financial position as of May 31, 1996 and December 31, 1995, and its consolidated results of operations for the five months ended May 31, 1996 and 1995, restated to reflect the Company's financial position and its results of operations on a combined basis with Heritage as of the beginning of the earliest period presented.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                          CENTER FINANCIAL CORPORATION




    June 28, 1996                                     By:  /s/Joseph Carlson II
- -----------------                                          --------------------
       (Date)                                              Joseph Carlson II
                                                           Vice President and
                                                         Chief Financial Officer
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